Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 9, 2026, with respect to the consolidated financial statements of Emerson Electric Co., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus. The audit report covering the September 30, 2026 financial statements refers to a change in the method of accounting for pension and postretirement plans.

/s/ KPMG LLP
St. Louis, Missouri
November 9, 2026